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                           NEW YORK BAGEL ENTERPRISES, INC.

                           GRANT OF INCENTIVE STOCK OPTION



Date of Grant:                     , 1996.


    This Grant of Incentive Stock Option (this "Agreement"), dated as of the date of grant first stated above (the "Date of Grant"), is delivered

    BY                       NEW YORK BAGEL ENTERPRISES, INC.,
                             a Kansas corporation,
                             hereinafter referred to as

                                  "COMPANY"

    TO                                                    ,
                              -----------------------------
                             an individual,
                             hereinafter referred to as

                                  "GRANTEE"


    WHEREAS, the Board of Directors of Company (the "Board") on               ,
1996, adopted, with subsequent stockholder approval, the New York Bagel Enterprises, Inc. 1996 Incentive Plan (the "Plan");

    WHEREAS, Grantee is an employee or officer of Company or one of its subsidiaries (Grantee's employer is sometimes referred to herein as the "Employer");

    WHEREAS, the Plan provides for the granting of incentive stock options by a committee to be appointed by the Board (the "Committee") to employees and officers of Company or any subsidiary of Company to purchase, or to exercise certain rights with respect to, shares of the common stock, One-Cent par value ($0.01), of the Company (the "Stock"), in accordance with the terms and provisions thereof; and

    WHEREAS, the Committee considers Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of Company to grant the incentive stock options documented herein.

    NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, Company and Grantee hereby agree as follows:

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    1.   GRANT OF OPTION.  Subject to the terms and conditions hereinafter set forth, Company, with the approval and at the direction of the Committee, hereby grants to Grantee, as of the Date of Grant, an option to purchase up to
                    (           ) shares of Stock at a purchase price per share
of                              Dollars ($            ).  Such option is
hereinafter referred to as the "Option" and the shares of Stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")).

    2. VESTING OF EXERCISE RIGHTS. Subject to the other terms of this Agreement, the Option shall become exercisable in five (5) installments, Grantee having the right hereunder to purchase from Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

    (a) On and after the expiration of six months from the Date of Grant, up to one-fifth (ignoring fractional shares) of the total number of Option Shares

    (b) On and after the first anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares

    (c) On and after the second anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares

    (d) On and after the third anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares and

    (e) On and after the fourth anniversary of the Date of Grant, the remaining Option Shares.

    3.   TERMINATION OF OPTION.

    (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five (5) years from the Date of Grant (the "Option Term").

    (b) Upon the occurrence of Grantee's ceasing for any reason to be employed by the Employer, the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of Grantee's employment, except in a case where the termination of Grantee's employment is by reason of retirement, disability or death. Upon a termination of Grantee's employment by reason of retirement, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability or death: (i) the one-year period following the date of such termination of Grantee's


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         employment in the case of a disability (within the meaning of Section
         22(e)(3) of the Code), (ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of Grantee's estate, in the case of Grantee's death during Grantee's employment by the Employer, but not later than one year after Grantee's death, and (iii) the three-month period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term.

    (c) In the event of the death of Grantee, the Option may be exercised by Grantee's legal representative, but only to the extent that the Option would otherwise have been exercisable by Grantee.

    (d) A transfer of Grantee's employment between Company and any subsidiary of Company, or between any subsidiaries of Company, shall not be deemed to be a termination of Grantee's employment.

    (e) Notwithstanding anything to the contrary set forth herein or in the Plan, in the event Grantee shall (i) commit any act of malfeasance or wrongdoing affecting Company or any subsidiary of Company, (ii) breach any covenant not to compete, or employment contract, with Company or any subsidiary of Company, (iii) commit or fail to commit any act which would be adverse to the best interest of Company, or (iv) engage in conduct that would warrant Grantee's discharge for cause (excluding general dissatisfaction with the performance of Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon Company or any subsidiary of Company), any unexercised portion of the Option shall immediately terminate and be void in the Board's sole determination.

    4.   EXERCISE OF OPTIONS.

    (a) Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company at the Company's principal executive office written notice delivered in person or by mail of Grantee's intent to exercise. The notice of the exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five (5) days after the giving of the notice unless an earlier time shall have been mutually agreed upon.

    (b) Full payment (in U.S. dollars) by Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at


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         their Fair Market Value (as defined in Paragraph 12) on the exercise date. On the exercise date specified in Grantee's notice or as soon thereafter as is practicable, a certificate or certificates for the Option Shares then being purchased shall be issued to Grantee upon full payment of the exercise price for such Option Shares. The obligation of Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its sole discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

    (c) If Grantee fails to pay for any of the Option Shares specified in the notice or fails to accept delivery thereof, Grantee's right to purchase the Option Shares may be terminated by Company.

    5. ADJUSTMENT OF OPTION SHARES AND OPTION PRICE. In the event of any stock dividend or subdivision of the shares of common stock of Company into a greater number of shares, the purchase price hereunder shall be proportionately reduced and the number of shares subject to the Option shall be proportionately increased conversely, in the event of any combination of the outstanding shares of common stock of Company, the purchase price hereunder shall be proportionately increased and the number of shares of Stock subject to the Option shall be proportionately reduced.

    6. INVESTMENT REPRESENTATION. Upon demand by the Committee, Grantee shall deliver to the Committee, at the time of any exercise of the Option or portion thereof, a written representation that the Stock to be acquired upon such exercise is to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand by the Committee, delivery of such representation and all additional applicable representations as determined by the Committee prior to the delivery of any certificates representing the Stock issuable upon exercise of the Option and prior to the expiration of the Option Term shall be a condition precedent to the right of Grantee to purchase any shares of Stock.

    7. RIGHTS AS A STOCKHOLDER. Neither Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

    8. NON-TRANSFERABILITY OF OPTION. During Grantee's lifetime, the Option hereunder shall be exercisable only by Grantee or any guardian or legal representative of Grantee, and the Option shall not be transferrable otherwise by will or the laws of descent and distribution (but shall be exercisable by Grantee's executor or administrator pursuant to Paragraph 3(b) hereof)


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or pursuant to a qualified domestic relations order, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interests hereby conferred, then Company may terminate the Option by notice to Grantee and the Option shall thereupon become null and void.

    9. NO RIGHT TO CONTINUED EMPLOYMENT. The granting of the Option nor its exercise shall not be construed as granting to Grantee any right with respect to continuance of employment by the Employer. Except as may otherwise be limited by a separate written agreement between the Employer and Grantee, the right of the Employer to terminate at will Grantee's employment with the Employer at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by Grantee.

    10. DISPOSITION OF SHARES. No share of Stock acquired by the exercise of an Option granted hereunder shall be transferable, other than by will or by the laws of descent and distribution, within two (2) years of the Date of Grant or within one (1) year after the transfer of Option Shares pursuant to exercise of the Option. Each certificate representing shares of Stock acquired by the exercise of the Option shall bear a legend to that effect. Grantee hereby further acknowledges that the transfer of the shares of Stock acquired by the exercise of the Option may be limited by Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended.

    11. AMENDMENT OF OPTION. The Option may be amended by the Board or the Committee at any time (a) if the Board or the Committee determines, in either's sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Code, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option, or (b) other than in the circumstances described in clause (a), with the consent of Grantee.

    12. FAIR MARKET VALUE. For purposes of this Agreement, the term "Fair Market Value" of a share of Stock shall mean the Fair Market Value of the Stock as determined in good faith by the Committee provided, however, that (a) if the Stock is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Stock on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, as quoted in THE WALL STREET JOURNAL (Southwest Edition), (b) if the shares of stock are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the shares of Stock on such system on such date or on the last day preceding such date on which a sale was reported, as quoted in THE WALL STREET JOURNAL (Southwest Edition), or (c) if the shares of Stock are admitted to quotation on NASDAQ and have not been designated a NMS security or are listed on another comparable quotation system,


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Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the shares of Stock on such system on such date.

    13. INCORPORATION OF PLAN BY REFERENCE. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. Grantee hereby agrees to be bound by the terms of the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

    14. SCOPE OF AGREEMENT. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the heirs, legal representatives, successors and assigns of the parties.

    15. AMENDMENTS. Except as otherwise provided herein, this Agreement may not be modified or amended except by an instrument in writing executed by the party against whom enforcement of any such modification or amendment is sought.

    16. INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto and there have been no other prior agreements, understandings or arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

    17.  COUNTERPARTS.  This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    18. HEADINGS. The headings contained in this Agreement are for convenience and reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    19. NOTICES. Any notice, consent, approval, demand or other communication to be given, made or provided for under this Agreement shall be in writing and deemed to be fully given by its delivery personally to the person or persons specified below or two (2) days after its being sent by registered or certified mail, return receipt requested, to the following addresses, or to such other address or to the attention of such other person as any party hereto shall hereafter specify by written notice to the other party hereto:

    If to Company:

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    If to Grantee:
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                         ----------------------

    20. GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Kansas applicable to contracts made and performed in such state.

    21. FURTHER ASSURANCE. Each party hereto agrees that it will, from time to time, as may reasonably be requested by any party hereto, execute, acknowledge, obtain, and deliver such documents, assignments, consents, and other instruments as may be required in order to complete and effect the transactions completed by this Agreement.

    IN WITNESS WHEREOF, Company and Grantee have executed this Agreement in a manner appropriate to each as of the day and year first above written.

                                       NEW YORK BAGEL ENTERPRISES, INC.



                                       By
                                         -------------------------------------

                                       Title
                                            ----------------------------------

                                            "COMPANY"


                                       ACCEPTED AND AGREED TO:



                                        ---------------------------------------
                                            "GRANTEE"


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